NEWS RELEASE

Contacts:	John S. Penshorn Director of Capital Markets Communications & Strategy 952-936-7214

Patrick J. Erlandson Chief Financial Officer 952-936-5901

(For Immediate Release)

UNITEDHEALTH GROUP REPORTS RECORD

THIRD QUARTER NET EARNINGS OF $0.77 PER SHARE

•	Revenues for Third Quarter Exceeded $7.2 Billion, Up 16%

•	Operating Margin of 10.5%

•	Operating Cash Flows of $643 Million

•	Earnings Per Share Increased 38%

MINNEAPOLIS (October 16, 2003) — UnitedHealth Group (NYSE: UNH) achieved record results in the third quarter of 2003, reported Chairman and CEO William W. McGuire, M.D. Third quarter results were driven by strong sequential and year-over-year operating performance across the diversified family of UnitedHealth Group businesses.

Quarterly Financial Performance

	Three Months Ended

	September 30,	June 30,	September 30,
	2003	2003	2002

Revenues	$7.24 billion	$7.09 billion	$6.25 billion
Earnings From Operations	$763 million	$709 million	$572 million
Operating Margin	10.5%	10.0%	9.2%

UnitedHealth Group Highlights

•	Third quarter earnings per share of $0.77 increased 38 percent from $0.56 in the third quarter of 2002, and improved 6 cents or 8 percent from the second quarter of 2003.

•	Third quarter consolidated net earnings increased to $476 million, up $123 million or 35 percent year-over-year and $37 million or 8 percent on a sequential quarter basis.

•	Consolidated revenues increased $1 billion or 16 percent year-over-year to exceed $7.2 billion, reflecting balanced growth across the Company’s business segments.

•	Operating costs were 16.9 percent of revenues in the third quarter, an improvement of 70 basis points from the third quarter of 2002 and consistent with the second quarter of 2003.

•	Earnings from operations increased to $763 million in the third quarter, up $191 million or 33 percent over the prior year, and up $54 million or 8 percent sequentially.

•	Consolidated third quarter operating margin improved to 10.5 percent from 9.2 percent in the third quarter of 2002.

UnitedHealth Group Highlights — Continued

•	Excluding the AARP division of Ovations,

•	September 30, 2003 receivables increased $36 million or 7 percent sequentially and decreased $27 million or 5 percent year-over-year to $530 million, even as quarterly revenues increased $895 million year-over-year or 17 percent during this time frame. At September 30, there were approximately eight days sales outstanding in receivables.

•	Medical costs days payable, at 68 days, were stable in the quarter and continued at the high end of the range over the past four years of 64 to 68 days. Medical costs payable increased $369 million or 13 percent year-over-year, standing at $3.1 billion at September 30, 2003.

•	During the third quarter, the Company realized favorable development of $20 million in its estimates of medical costs incurred in 2002, bringing the year-to-date effect of changes in estimates to $130 million or 0.7 percent of the $18 billion in medical costs reported for 2002. Additionally, the Company realized $80 million in positive development related to estimates of medical costs incurred in the first and second quarters of 2003. This change in estimate of expenses incurred within the first half of 2003 had no effect on 2003 year-to-date earnings of $2.13 per share.

•	Cash flows from operations were $643 million for the third quarter, bringing year-to-date cash flows from operations through the first three quarters of 2003 to more than $2.1 billion, up 28 percent year-over-year.

•	The Company repurchased approximately 11 million shares in the third quarter.

•	Third quarter 2003 annualized return on equity exceeded 40 percent.

Closing Comment

“Our strong and consistent results notwithstanding, UnitedHealth Group businesses have not yet obtained optimum performance for either customers or shareholders. We will advance in this regard in 2004 through our focus on affordability, quality, clinical performance, service, innovation, technology deployment and overall customer value. We are excited by the prospects,” said Dr. McGuire.

“Our outlook for next year includes strong revenue and earnings performance, driven by market share gains from each of our businesses and double-digit percentage operating margins. We now expect full-year 2003 earnings growth of 37 percent to $2.91 per share, and foresee growth in earnings per share in 2004 of 21 percent to 22 percent on this expanded earnings base.”

Business Description

UnitedHealth Group is a diversified health and well-being company that provides a broad spectrum of resources and services to help people improve their health and well-being through all stages of life. Consolidated UnitedHealth Group operating results include the operating performance of the Company’s four reportable business segments — Health Care Services (which includes the results of UnitedHealthcare, AmeriChoice and Ovations), Uniprise, Specialized Care Services and Ingenix.

Forward-Looking Statements

This news release may contain statements, estimates or projections that constitute “forward-looking” statements as defined under U.S. federal securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. A list and description of some of the risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.

Earnings Conference Call

As previously announced, UnitedHealth Group will discuss the Company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern time today. UnitedHealth Group will host a live webcast of this conference call from the Company’s Web site (http://www.unitedhealthgroup.com). The conference call webcast is open to all interested parties.

Business Description — Health Care Services

The Health Care Services segment consists of the UnitedHealthcare, AmeriChoice and Ovations business units. UnitedHealthcare coordinates network-based health and well-being services on behalf of local employers and consumers. AmeriChoice facilitates and manages health care services for state Medicaid programs and their beneficiaries. Ovations delivers health and well-being services to Americans over the age of 50, including the administration of supplemental health insurance coverage on behalf of AARP.

Quarterly Financial Performance

	Three Months Ended

	September 30,	June 30,	September 30,
	2003	2003	2002

Revenues	$6.22 billion	$6.11 billion	$5.37 billion
Earnings From Operations	$490 million	$450 million	$356 million
Operating Margin	7.9%	7.4%	6.6%

Key Developments for Health Care Services

•	Revenues for Health Care Services grew $857 million or 16 percent year-over-year in the third quarter of 2003.

•	Third quarter Health Care Services operating earnings of $490 million increased $134 million or 38 percent year-over-year and $40 million or 9 percent sequentially.

•	Third quarter operating margin of 7.9 percent expanded 130 basis points year-over-year and 50 basis points sequentially.

Key Developments for Health Care Services — Continued

•	Third quarter revenues of $3.9 billion for UnitedHealthcare increased $453 million or 13 percent year-over-year.

•	The UnitedHealthcare commercial business brought services to a net of 70,000 more people during the third quarter as growth in new customers served more than offset the effects of continued employment attrition at existing customers. UnitedHealthcare now serves 7.9 million people affiliated with small and mid-sized employers.

•	UnitedHealthcare’s commercial medical care ratio of 79.2 percent was lower than the 80.9 percent medical care ratio in the third quarter of 2002, as medical cost trends continued to moderate due to a variety of economic and market conditions coupled with effective health care management and coordination services.

•	During the third quarter, UnitedHealthcare reached an agreement to acquire privately held Golden Rule Insurance Company, a national leader in the individual health insurance market and a pioneer in the design and application of individual medical savings account products. Golden Rule will operate as a separate freestanding business unit within the UnitedHealthcare business segment, enabling it to pursue the individual insurance market at scale. The transaction is expected to close in the fourth quarter of 2003.

•	AmeriChoice third quarter revenues of $668 million increased $18 million or 3 percent from the second quarter of 2003 and increased 12 percent year-over-year on an intrinsic growth rate basis.

•	AmeriChoice increased enrollment by 20,000 in the third quarter of 2003, and now serves nearly 1.1 million people.

•	Ovations reported record revenues of $1.6 billion in the third quarter, up $89 million or 6 percent from third quarter 2002.

•	The actively marketed standardized Medicare supplement program, managed by Ovations on behalf of AARP, realized a net 60,000 increase in subscribers in the third quarter of 2003. The active program subscriber growth rate continued to accelerate and reached 15 percent on a year-over-year basis.

Business Description

Uniprise provides network-based health and well-being services, business-to-business transaction processing services, consumer connectivity, and technology support services to large employers and health plans.

Quarterly Financial Performance

	Three Months Ended

	September 30,	June 30,	September 30,
	2003	2003	2002

Revenues Earnings From Operations Operating Margin	$778 million $154 million 19.8%	$775 million $153 million 19.7%	$701 million $130 million 18.5%

Key Developments

•	The combination of top-line growth and margin expansion drove third quarter Uniprise operating earnings to $154 million, an increase of $24 million or 18 percent year-over-year.

•	Third quarter revenues of $778 million increased 11 percent over third quarter 2002, principally due to new business growth.

•	Uniprise directly serves more than 9.1 million people in the national multi-location employer segment. Economy-related job losses impacted Uniprise by approximately 75,000 individuals served in the third quarter.

•	Uniprise operating margin of 19.8 percent expanded 130 basis points year-over-year and 10 basis points sequentially. Business growth and advances in customer service and overall quality, leading to improved operational productivity, contributed to the increased profitability of the business.

Business Description

Specialized Care Services offers a comprehensive array of specialized benefits, networks, services and resources to help consumers improve their health and well-being.

Quarterly Financial Performance

	Three Months Ended

	September 30,	June 30,	September 30,
	2003	2003	2002

Revenues Earnings From Operations Operating Margin	$476 million $100 million 21.0%	$463 million $93 million 20.1%	$381 million $73 million 19.2%

Key Developments

•	Third quarter revenues rose to $476 million, up $95 million or 25 percent year-over-year, and up $13 million or 3 percent from the second quarter of 2003, with strong customer growth across the portfolio of Specialized Care Services companies.

•	The Specialized Care Services operating margin of 21 percent expanded 1.8 percentage points from the third quarter of 2002 and 90 basis points sequentially. The operating margin improvement reflected a continuation of the segment’s significant progress in aligning assets, technology and operating platforms to improve performance.

•	In the third quarter, operating earnings of $100 million increased $27 million or 37 percent year-over-year and $7 million or 8 percent sequentially.

Business Description

Ingenix is an international leader in the field of health care data, analysis and application. Ingenix serves multiple health care market segments on a business-to-business basis, including pharmaceutical companies, health insurers and other payers, physicians and other health care providers, large employers and governments.

Quarterly Financial Performance

	Three Months Ended

	September 30,	June 30,	September 30,
	2003	2003	2002

Revenues Earnings From Operations Operating Margin	$148 million $19 million 12.8%	$126 million $13 million 10.3%	$118 million $13 million 11.0%

Key Developments

•	Ingenix revenues increased $30 million or 25 percent year-over-year and $22 million or 17 percent sequentially to $148 million in the third quarter of 2003.

•	Ingenix revenue growth was driven principally by continued strong demand for health data, health information and content, and consulting products and service offerings.

•	Ingenix operating earnings increased $6 million or 46 percent both year-over-year and sequentially.

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UNITEDHEALTH GROUP

Earnings Release Schedules and Supplementary Information
Quarter Ended September 30, 2003

•	Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Segment Financial Information

•	Franchise Profile — Health Care Services and Uniprise

UNITEDHEALTH GROUP
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2003	2002	2003	2002

REVENUES
Premiums	$6,395	$5,476	$18,791	$16,038
Services	780	719	2,329	2,135
Investment and Other Income	63	52	180	165

Total Revenues	7,238	6,247	21,300	18,338

COSTS
Medical Costs	5,174	4,509	15,333	13,362
Operating Costs	1,226	1,100	3,620	3,215
Depreciation and Amortization	75	66	222	184

Total Costs	6,475	5,675	19,175	16,761

EARNINGS FROM OPERATIONS	763	572	2,125	1,577
Interest Expense	(24)	(24)	(71)	(68)

EARNINGS BEFORE INCOME TAXES	739	548	2,054	1,509
Provision for Income Taxes	(263)	(195)	(736)	(536)

NET EARNINGS	$476	$353	$1,318	$973

BASIC NET EARNINGS PER COMMON SHARE	$0.81	$0.59	$2.23	$1.60

DILUTED NET EARNINGS PER COMMON SHARE	$0.77	$0.56	$2.13	$1.53

Weighted-Average Common Shares Outstanding, Assuming Dilution	617	630	620	638

During the second quarter of 2003, we declared and paid a two-for-one stock split of the Company’s common stock in the form of a 100 percent common stock dividend. All share and per share amounts have been restated to reflect the stock split.

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	September 30,	December 31,
	2003	2002

ASSETS
Cash and Short-Term Investments	$2,440	$1,831
Receivables, net	880	835
Other Current Assets	2,451	2,508

Total Current Assets	5,771	5,174
Long-Term Investments	4,514	4,498
Other Long-Term Assets	4,617	4,492

Total Assets	$14,902	$14,164

LIABILITIES AND SHAREHOLDERS’ EQUITY
Medical Costs Payable	$4,043	$3,741
Commercial Paper and Current Maturities of Long-Term Debt	350	811
Other Current Liabilities	3,866	3,827

Total Current Liabilities	8,259	8,379
Long-Term Debt, less current maturities	1,400	950
Deferred Income Taxes and Other Liabilities	497	407
Shareholders’ Equity	4,746	4,428

Total Liabilities and Shareholders’ Equity	$14,902	$14,164

The table below summarizes certain balance sheet data excluding AARP related amounts.

	September 30, 2003	December 31, 2002	September 30, 2002

Receivables, net	$530	$541	$557
Other Current Assets	$486	$463	$471
Other Current Liabilities	$2,448	$2,381	$2,177
Medical Costs Payable	$3,146	$2,848	$2,777
Days Medical Costs in Medical Costs Payable	68	66	67

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Nine Months Ended September 30,

	2003	2002

Operating Activities
Net Earnings	$1,318	$973
Noncash Items:
Depreciation and amortization	222	184
Deferred income taxes and other	28	160
Net changes in operating assets and liabilities	565	346

Cash Flows From Operating Activities	2,133	1,663

Investing Activities
Cash paid for acquisitions	(87)	(148)
Purchases of property, equipment and capitalized software	(281)	(295)
Net sales and maturities/(purchases) of investments	340	(499)

Cash Flows Used For Investing Activities	(28)	(942)

Financing Activities
Common stock repurchases	(1,362)	(1,445)
Net change in commercial paper and debt	(11)	90
Other, net	205	160

Cash Flows Used For Financing Activities	(1,168)	(1,195)

Increase (Decrease) in cash and cash equivalents	937	(474)
Cash and cash equivalents, beginning of period	1,130	1,540

Cash and cash equivalents, end of period	$2,067	$1,066

UNITEDHEALTH GROUP
SEGMENT FINANCIAL INFORMATION
(in millions)
(unaudited)

REVENUES

	Three Months Ended September 30,		Nine Months Ended September 30,

	2003	2002 (a)	2003	2002 (a)

UnitedHealthcare	$3,911	$3,458	$11,501	$10,069
Ovations	1,645	1,556	4,888	4,677
AmeriChoice	668	353	1,955	1,046

Health Care Services	6,224	5,367	18,344	15,792
Uniprise	778	701	2,322	2,023
Specialized Care Services	476	381	1,393	1,123
Ingenix	148	118	395	336
Corporate and eliminations	(388)	(320)	(1,154)	(936)

Total Consolidated	$7,238	$6,247	$21,300	$18,338

EARNINGS FROM OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,

	2003	2002 (a)	2003	2002 (a)

Health Care Services	$490	$356	$1,342	$946
Uniprise	154	130	459	387
Specialized Care Services	100	73	281	207
Ingenix	19	13	43	37

Total Consolidated	$763	$572	$2,125	$1,577

(a)	Effective January 1, 2003, the Company transferred Medicaid-related business oversight from UnitedHealthcare to AmeriChoice, as well as certain Medicare-related businesses from UnitedHealthcare to Ovations and managed health plan services from UnitedHealthcare to Uniprise. The 2002 segment financial information has been restated for comparability purposes to conform to the current composition of business segments. The restatement had no effect on previously reported 2002 consolidated financial information.

HEALTH CARE SERVICES AND UNIPRISE
FRANCHISE PROFILE
(individuals served in thousands)
(unaudited)

	September	June	December	September
	2003	2003	2002	2002

Health Care Services Commercial:
Risk-Based	5,005	4,985	5,070	5,020
Fee-Based	2,855	2,805	2,715	2,630

Total Health Care Services Commercial	7,860	7,790	7,785	7,650
Uniprise	9,125	9,200	8,640	8,660

Total Commercial	16,985	16,990	16,425	16,310

Health Care Services Government Programs:
Medicare	225	225	225	220
Medicaid	1,090	1,070	1,030	1,010

Total Health Care Services Government Programs	1,315	1,295	1,255	1,230